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Exhibit 10.69

        [CIT Letterhead]

August 22, 2002

Bank of America, National Association
555 California Street, 4th Floor
Mail Code CA-705-04-01
San Francisco, CA 94104

Attention:	Dave Buccolo
Fax:	(415) 646-8127
Re:	$178.5 Million FF & E Facility For Wynn Las Vegas, LLC

Ladies and Gentlemen:

        The CIT Group/Equipment Financing, Inc. (the Financial Institution) is pleased to confirm its commitment to Bank of America, its subsidiaries and affiliates, and Deutsche Bank Securities, Inc. ("Deutsche Bank") to participate as a "Lender" in the FF & E Facility, subject to the terms and conditions outlined in the Summary of Terms included in the Confidential Offering Memorandum dated July 2002 and the conditions incorporated in this letter as outlined below.

        The amount of our commitment is $20,000,000.00. This commitment remains valid for 90 days from the date hereof. Our commitment is subject to a pro rata position in two pools of collateral consisting of (1) the aircraft ($5,000,000) and (2) gaming and gaming related equipment ($15,000,000), and to the negotiation and execution of documentation satisfactory to Wynn Las Vegas, LLC and the Lenders (as defined in the Summary of Terms), including ourselves. The Financial Institution acknowledges that Bank of America and Deutsche Bank in conjunction with Wynn Las Vegas, LLC may, in the event the FF & E Facility is over-subscribed, allocate to and accept from the Financial Institution a reduced commitment amount. The Financial Institution also acknowledged that Bank of America, Deutsche Bank and Wynn Las Vegas LLC reserve the right to reject any and all commitments.

        The Financial Institution hereby confirms that its decision to issue this commitment has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of winless Vegas, LLC without reliance upon Bank of America, Deutsche Bank, or any of their affiliates. To the extent any materials or information have been furnished to the Financial Institution by such persons, the Financial Institution hereby acknowledges that they have been provided for informational purposes only, without representation or warranty by Wynn Las Vegas, LLC, Bank of America, or Deutsche Bank or any of its affiliates.

The CIT Group/Equipment Financing, Inc.

By:	/s/ STEPHEN J. TURPIN Stephen J. Turpin, Vice President

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Exhibit 10.69